UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2006

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On January 25, 2006, AAR CORP. (the “Company”) announced that it has acquired approximately $37.7 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2024 in exchange for an aggregate 2,025,282 newly issued shares of its common stock in three privately negotiated transactions exempt from the registration requirements under the Securities Act of 1933, as amended.  The exchange transactions included an aggregate cash payment of $3.5 million for the premium on the exchange which is comprised of interest that the note holders would otherwise have been entitled to as well as an incentive to convert in advance of the call date.  The Company will record a $3.5 million pretax loss on extinguishment of debt associated with this exchange during its third quarter ending February 28, 2006.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Also on January 25, 2006, the Company announced it will offer approximately $100 million in aggregate principal amount of convertible senior notes due 2026 in a private offering to qualified buyers under Rule 144A of the Securities Act of 1933, as amended, subject to market and other conditions.  A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

99.1         Press release dated January 25, 2006, announcing AAR CORP.’s issuance of common stock in exchange for convertible senior notes.

99.2         Press release dated January 25, 2006, announcing AAR CORP.’s intention to offer convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2006

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President-Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 25, 2006, announcing AAR CORP.’s issuance of common stock in exchange for convertible senior notes.

99.2	Press release dated January 25, 2006, announcing AAR CORP.’s intention to offer convertible senior notes.